Exhibit 4.2

YANGTZE RIVER DEVELOPMENT LIMITED

2016 AMENDED AND RESTATED STOCK INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the YANGTZE RIVER DEVELOPMENT LIMITED 2016 AMENDED AND RESTATED STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including consultants and prospective employees) of Yangtze River Development Limited, a Nevada corporation (including any successor entity, the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire an equity interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stocks, Non-Qualified Stocks or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” means dismissal as a result of (i) a pattern of drug, alcohol or other substance abuse affecting Participant’s performance; (ii) the commission of any act of fraud, misappropriation, gross negligence or any other material and intentional wrongful or unlawful act by Participant, in connection with Participant’s employment with the Company or any of its Subsidiaries; (iii) conviction of or plea of guilty or nolo contendere to a felony or any crime involving moral turpitude; (iv) a breach of any fiduciary duty which Participant owes to the Company or any of its Subsidiaries; (v) failure to report to work, or inability to perform Participant’s employment duties for any unexcused reason (excluding illness or disability) for five (5) consecutive workdays, exclusive of paid time off and the Company’s or any of its Subsidiary’s regular paid holidays; (vi) continued failure to perform the duties assigned to Participant in a satisfactory manner, as reasonably determined by the Board, after notice to Participant from the Board as to the basis for the Board’s determination of such failure, and Participant’s failure to cure any such performance issues within fourteen (14) days after such notice is given; or (vii) a material and intentional violation by Participant of any law or regulation applicable to the business of the Company or any of its Subsidiaries, which violation has or is reasonably likely to be injurious to the Company or any of its Subsidiaries, excluding any acts taken by Participant in accordance with advice provided by the Company’s legal counsel or as directed by the Board.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Disability” means, with respect to an Participant, any medically determinable physical or mental impairment that the Committee, on the basis of competent medical evidence, reasonably determines has rendered or will render the Participant permanently and totally disabled within the meaning of Section 422(c)(6) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth at the end of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means for purpose of setting the exercise price of a share of the Stock, the fair market value of a share of the Stock on any given date as determined by the Committee in accordance with Section 409A-1(a)(5)(iv) of the Treasury Regulations promulgated under the Code. If the Stock is admitted to quotation on a national securities exchange, the determination shall be made by reference to market quotations. If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock” means any Stock designated and qualified as an “incentive stock” as defined in the Code.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Non-Qualified Stock” means any Stock that is not an Incentive Stock.

“Shares” means outstanding shares of Stock that were issued to a Participant upon the exercise of a Stock.

“Participant” means the Person to whom an Award has been made and is in possession of such Shares.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Sale Event” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated Person, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the Stock of the Company to an unrelated Person, or (v) any other transaction in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or a successor entity immediately upon completion of the transaction; provided, however, that notwithstanding any of the foregoing (i) through (v), no Sale Event shall be deemed to occur as a result of a bona fide financing transaction, the purpose of which is to raise funds to finance the operations of the Company.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Shares” means shares of Stock.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a)            Administration of Plan. The Plan shall be administered by the Board, or the Compensation Committee, if applicable, comprised of not less than two (2) Directors. All references herein to the “Committee” shall be deemed to refer to the Compensation Committee for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b)           Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)            to select the individuals to whom Awards may from time to time be granted;

(ii)           to determine the time or times of grant, and the extent, if any, of Incentive Stock s, Non-Qualified Stocks, or any combination of the foregoing, granted to any one or more Participants;

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(iii)         to determine the number of shares of Stock to be covered by any Award;

(iv)         to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;

(v)          to accelerate the date of vesting or exercise of all or any portion of any Award;

(vi)         to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii)        subject to any restrictions applicable to Incentive Stock s, to extend at any time the period in which Stock s may be exercised; and

(viii)       at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants.

(c)            Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; CHANGES IN STOCK; SUBSTITUTION

(a)            Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be TEN MILLION (10,000,000) Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury.

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(b)           Changes in Stock. Subject to Section 4 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share subject to each outstanding Award, if any, and (iv) the exercise price and/or exchange price for each share subject to any then outstanding Stocks under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock s) as to which such Stock s remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock , without the consent of the Participant, if it would constitute a modification, extension or renewal of the within the meaning of Section 424(h) of the Code.

(c)            Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

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SECTION 4.	TREATMENT UPON SALE EVENT OR OTHER extraordinary TRANSACTION

(a)          In the case of and subject to the consummation of a Sale Event, the Plan and all stocks issued hereunder whether vested or not shall terminate upon the effective time of any such Sale Event unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of stock theretofore granted by the successor entity, or the substitution of such stocks with new stocks of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).

(b)         In the event of the termination of the Plan and all s issued hereunder, each Participant shall be permitted, whether such s are vested or not, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all such s which are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of stocks not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(c)          Notwithstanding anything to the contrary in Section 4(a), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Participants holding vested s in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding vested s (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested s.

SECTION 5.	ELIGIBILITY

Participants under the Plan will be such full or part-time officers and other employees, directors and key persons (including consultants and prospective employees but conditioned on their employment) of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion; provided, however, that an Incentive Stock may be granted only to a person who, at the time the Incentive Stock is granted, is an employee of the Company or any Subsidiary.

SECTION 6.	STOCK

(a)            Nature of Stock. A Stock is an Award entitling the recipient to acquire, at such exercise price as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) or achievement of pre-established performance goals and objectives. The grant of a Stock is contingent on the Participant executing an Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants. To the extent of any conflict between the Award agreement and this Plan, the terms of this Plan shall control and govern.

Stock s granted under the Plan may be either Incentive Stocks or Non-Qualified Stock. Incentive Stocks may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any does not qualify as an Incentive Stock , it shall be deemed a Non-Qualified Stock . The Stock Agreement reflecting the issuance of Stock s shall designate whether such Stocks are Incentive Stock s or Non-Qualified Stocks.

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(i)            If a Stock has been issued as an “incentive stock ” the Participant understands that, while this Stock is intended to qualify as an “incentive stock” to the extent permitted under applicable law, the Company makes no representation or warranty that this Stock will, in fact, so qualify. In order to obtain the benefits of incentive stock under Section 422 of the Code, the Participant understands that such Stock must be exercised within three (3) months after termination of employment or within twelve (12) months after termination of employment if such termination is due to death or Disability; provided, that in no event may such Stock be exercised after the Expiration Date. The Participant further understands that, to obtain such benefits, no sale or other disposition may be made of Shares for which incentive stock treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the Grant Date of this Stock . If the Participant disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods (a “Disqualifying Disposition”), he or she will notify the Company within thirty (30) days after such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent Underlying Shares and any other incentive stock s of the Participant having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) vest in any year, such Stock will not qualify as incentive stocks. To the extent that any portion of the Stock does not qualify as an incentive stock, whether due to a Disqualifying Disposition or otherwise, it shall be deemed a non-qualified stock. The Company shall have no liability to the Participant or any transferee if the Stock fails to qualify as an incentive stock.

(ii)           If this Stock has been issued as a “non-qualified” stock , the Participant acknowledges that all of the tax benefits of Section 4(a)(i) are not available and there may be a regular federal (and state) income tax liability upon the exercise of the . Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Participant is an Employee, the Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a non-qualified stock are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

No Incentive Stock shall be granted under the Plan after the date which is ten (10) years from the date the Plan is approved by Board of Directors.

(b)           Grants of Stocks. The Committee in its discretion may grant Stock s to eligible directors, officers, employees and key persons of the Company or any Subsidiary. Stocks granted under the Plan shall be subject to the terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stocks may be granted in lieu of cash compensation at the Participant’s election, subject to such terms and conditions as the Committee may establish.

(i)           Exercise Price. The exercise price per share for the Stock covered by a Stock granted under the Plan shall be determined by the Committee at the time of grant, including on a cashless basis.

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(ii)          Term. Each Stock granted hereunder shall not be exercisable more than 10 years after the date the Stock is granted. In the case of an Incentive Stock that is granted to a Ten Percent Owner, the term of such Stock shall be no more than five years from the Grant Date.

(iii)         Vesting. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.

(iv)         Exercisability; Rights of a Stockholder. Stock s shall become exercisable at such time or times, whether or not in installments, as set forth in the Plan. No Stock can be exercised unless it has vested. An expired cannot be exercised. The Committee may at any time accelerate the exercisability of all or any portion of any Stock. A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock and not as to unexercised Stocks. An Participant shall not be deemed to have acquired any such shares unless and until a Stock shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Participant, and the Participant’s name shall have been entered on the books of the Company as a stockholder.

(v)          Method of Exercise. Vested Stocks which have not expired or been terminated may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods or as otherwise provided by the Committee:

(A)          In cash, by certified or bank check or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Shares;

(B)          By the Participant delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the Participant for the purpose of enabling or assisting the Participant to effect the exercise of his or her Stock; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law;

(C)          If a Public Offering has occurred, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Participant on the open market or that are beneficially owned by the Participant and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under applicable accounting rules, such surrendered shares if originally purchased from the Company shall have been owned by the Participant for at least six (6) months. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(D)          If permitted by the Committee, through the delivery (or attestation to the ownership) of shares of Stock that have been beneficially owned by the Participant for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date.

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Payment instruments will be received subject to collection. No certificates for shares of Stock so purchased will be issued to Participant until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation, (i) receipt of a representation from the Participant at the time of exercise of the that the Participant is purchasing the shares for the Participant’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the shares to evidence the foregoing representations and restrictions, and (iii) obtaining from Participant payment or provision for all withholding taxes due as a result of the exercise of the . The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock will be contingent upon receipt from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Stock ) by the Company of the full purchase price for such shares, execution by the Participant (or a purchaser acting in his stead in accordance with the provisions of the Stock ) of a joinder to any Shareholders Agreement or Investor Rights Agreement that the Committee may from time to time require, and the fulfillment of any other requirements contained in the Award agreement or applicable provisions of laws. In the event an Participant chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Participant upon the exercise of the Stock shall be net of the number of shares attested to.

(c)           Termination of Employment. Except as the Committee may otherwise expressly provide, or as may otherwise be expressly provided in any employment agreement between the Company and the Participant, if the Participant’s employment with the Company or a Subsidiary terminates, the period within which the Participant may exercise this Stock may be subject to earlier termination as set forth below:

(i)           Termination Due to Death or Disability. If the Participant’s employment terminates by reason of such Participant’s death or Disability (as defined in the Plan), all Stock held by such Participant may be exercised, to the extent exercisable on the date of such termination, by the Participant or by the Participant’s legal representative or legatee for a period of (i) in the event of Participant’s death, twelve (12) months from the date of such termination or until the Expiration Date, if earlier, and (ii) in the event of Participant’s Disability, six (6) months from the date of such termination or until the Expiration Date, if earlier.

(ii)           Termination for Cause. If the Participant’s employment is terminated by the Company for Cause, all stocks held by such Participant (unvested and vested) shall terminate immediately.

(iii)          Other Termination. If the Participant’s employment terminates for any reason other than death or Disability or Cause, Stock s held by such Participant, may be exercised, to the extent exercisable on the date of such termination, by the Participant for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.

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(iv)         Treatment of Unvested s on Termination of Employment. Any Stock s that are not exercisable on the date of termination of the Participant’s employment with the Company, for any reason, shall terminate immediately and be null and void and of no further force and effect.

SECTION 7.	TAX WITHHOLDING

(a)            Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on any such tax obligations being satisfied by the Participant.

(b)           Payment in Stock. Subject to approval by the Committee, an Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 8.	Section 409A

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to an Participant who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s date of separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

SECTION 9.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price) in a manner not inconsistent with the terms of the Plan, provided that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the Participant’s consent. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock s granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are entitled to vote at a meeting of stockholders. Nothing in this Section 10 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c).

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SECTION 10.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by an Participant, an Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 11.	GENERAL PROVISIONS

(a)           No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)           Delivery of Stock Certificates. Stock certificates to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company.

(c)            Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The ad of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)           Loans to Award Recipients. The Company shall have the authority to make loans to recipients of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

(e)            Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.

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SECTION 12.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the stockholders in accordance with applicable law. This Plan expires unless the stockholders approve the Plan in the manner provided by applicable law no later than the date which is twelve (12) months following the date on which the Directors approve the Plan. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stocks and other Awards may be granted hereunder on and after ad of this Plan by the Board. No grants of Stocks may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock s may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 13.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, applied without regard to conflict of law principles.

SECTION 14.	dispute resolution

(a)           Except as provided below, any dispute arising out of or relating to this Plan or any Award made hereunder, or any agreement executed in connection herewith, or the breach, termination or validity of this Plan, any such Award or any such agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Scottsdale, Arizona.

(b)           The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

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(c)            The Company, each Participant, each party to an agreement governed hereby and any other holder of Stock issued under this Plan (each, a “Party”) covenants and agrees that such Party will participate in the arbitration in good faith. This Section 15 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d)           Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

DATE APPROVED BY BOARD OF DIRECTORS: February 23, 2016

DATE APPROVED BY A MAJORITY OF STOCKHOLDERS: February 23, 2016

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